                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.   20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 or 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934




      Date of report (Date of earliest event reported):   JANUARY 13, 1994


                             FIRST BANK SYSTEM, INC.
             (Exact name of registrant as specified in its charter)


      DELAWARE                       1-6880                 41-0255900
(State or other jurisdiction       (Commission           (I.R.S. Employer
  of Incorporation)               File Number)          Identification No.)


  601 SECOND AVENUE SOUTH, MINNEAPOLIS, MINNESOTA              55402
     (Address of principal executive offices)               (Zip Code)


        Registrant's telephone number, including area code:  612-973-1111


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Item 5. OTHER EVENTS

        On January 13, 1994, First Bank System, Inc. (the "Company") released its year end 1993 earnings summary to the public. The Company is hereby filing with the Securities and Exchange Commission a copy of its press release dated January 13, 1994.


Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        c.)  Exhibits

             Exhibit 99.1 Press release of First Bank System, Inc. dated January 13, 1994.


                                INDEX TO EXHIBITS


        DOCUMENT                                                     PAGE NUMBER

99.1    Press release of First Bank System, Inc. dated                  3 - 18
        January 13, 1994


                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        FIRST BANK SYSTEM, INC.




                                        By       /s/ Susan E. Lester
                                           ----------------------------------
                                        Susan E. Lester
                                        Executive Vice President & Controller

January 18,  1994

                                  NEWS RELEASE
[LOGO]
FIRST BANK SYSTEM
                                                Contact:
                                                -------
601 Second Avenue South         Wendy L. Raway            John R. Danielson
Minneapolis, MN 55402-4302      Media Relations           Investor Relations
                                (612) 973-2429            (612) 973-2261


          FIRST BANK SYSTEM REPORTS STRONG FOURTH QUARTER 1993 EARNINGS


                                                  4Q       4Q     PERCENT                     PERCENT
EARNINGS SUMMARY                                 1993     1992    CHANGE     1993     1992    CHANGE
- ---------------------------------------------------------------------------------------------------------
($ in millions, except per share data)


Before merger-related charges and
  cumulative effect of accounting changes:
    Income                                       $95.9    $64.7    48.2      $348.0   $236.3    47.3
    Earnings per common share                     0.81     0.54    50.0        2.83     1.96    44.4

Net income                                        95.9    (17.1)     nm       298.0    311.8    (4.4)
Primary earnings per share                        0.81    (0.23)     nm        2.39     2.67   (10.5)

Dividends paid per common share                   0.25    0.225    11.1        1.00     0.88    13.6
Book value per common share (period-end)         18.09    17.09     5.9

Return on average common equity (%) *             18.3     12.7                16.4     12.0

Return on average assets (%) *                    1.45     1.07                1.36     1.00

 *  before merger-related charges and cumulative effect of accounting changes

MINNEAPOLIS, January 13, 1994 -- First Bank System, Inc. (NYSE: FBS) today reported fourth quarter earnings of $95.9 million, or $0.81 per share, compared with $64.7 million, or $0.54 per share, before merger-related charges in the fourth quarter of 1992. Return on assets and return on common equity in the fourth quarter of 1993 were 1.45 percent and 18.3 percent, respectively, compared with returns of 1.07 percent and 12.7 percent, before merger-related charges in the fourth quarter of 1992.

     The improvement in fourth quarter 1993 earnings over the same period in 1992 resulted principally from an increase in net interest income on a taxable-equivalent basis of $30 million, or


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

First Bank System Reports 1993 Results
January 13, 1994
Page 2



11.4 percent, and a decrease in provision for credit losses of $12.3 million, or
31.3 percent, excluding 1992 merger-related charges. Net interest margin on a taxable-equivalent basis for the quarter was 5.00 percent, or 9 basis points higher than in the fourth quarter of 1992.

     Also contributing to the strong results for the fourth quarter of 1993 was continuing progress on achieving cost savings from the integration of recent acquisitions. Compared with noninterest expense for the fourth quarter of 1992, including the operations of Bank Shares Incorporated (BSI) on a pro forma basis and excluding merger-related charges, noninterest expense for the quarter declined $28.3 million, or 10 percent. The efficiency ratio, or ratio of expenses to revenues, for the fourth quarter of 1993 improved to 58.1 percent, from 64.6 percent for the same quarter last year, excluding merger-related costs.

     Earnings per share in the fourth quarter of 1993 reflect the impact of the repurchase of 2.3 million average shares in anticipation of the acquisition of Boulevard Bancorp. As previously announced, First Bank System plans to repurchase all of the shares to be issued in the transaction, which is expected to close early in 1994; the repurchased shares will be reissued at the closing of the Boulevard Bancorp transaction. If these shares had been outstanding throughout the fourth quarter of 1993, earnings for the quarter would have been lower by $0.01 per share.

     Earnings for the year 1993 totaled $348 million before merger-related charges, an increase of $111.7 million, or 47.3 percent, from the prior year before merger-related charges and cumulative effect of accounting changes. On a per share basis, earnings before merger-related charges were $2.83 per share in 1993, compared with earnings of $1.96 per share before merger-related charges and cumulative effect of accounting changes in 1992, an increase of 44.4 percent. Return on average assets before merger-related charges was 1.36 percent in 1993, compared with 1.00 percent before merger-related charges and cumulative effect of accounting changes in 1992. On the same basis, return on average common equity was 16.4 percent in 1993, compared with 12.0 percent last year.

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

First Bank System Reports 1993 Results
January 13, 1994
Page 3




     The improvement in annual earnings reflected an increase in net interest income on a taxable-equivalent basis of $132.8 million, or 13 percent, and a decrease in provision for credit losses of $44.6 million, or 26.3 percent, excluding 1992 merger-related charges. Net interest margin on a taxable-equivalent basis rose 22 basis points from 1992, to 5.07 percent.

     The successful integration of recent acquisitions also contributed to the strong results for the year. Compared with noninterest expense for 1992, including the operations of BSI on a pro forma basis and excluding merger-related charges, noninterest expense for the year declined $76.7 million, or 6.9 percent. The efficiency ratio, or ratio of expenses to revenues, excluding merger-related costs, for 1993 improved to 59.8 percent, from 64.7 percent for last year. Average full-time equivalent employees in 1993 totaled 12,300, compared with the 1992 average of 13,503 (pro forma for the BSI acquisition).

     Nonperforming assets dropped to $226 million at December 31, 1993, a decrease of $40.8 million, or 15.3 percent, from September 30, 1993, and $186.1 million, or 45.2 percent, from the end of 1992. The ratio of the allowance for credit losses to nonperforming loans continues to indicate strong reserve coverage, increasing to 269 percent, from 233 percent at the end of third quarter and 179 percent at December 31, 1992.

     First Bank System's Chairman, President and Chief Executive Officer, John
F. Grundhofer, said, "The year 1993 has been very good for First Bank System. We substantially completed the integration of three major acquisitions, and our noninterest expense level reflects significant cost take-outs relating to the consolidation. We continue to make progress toward achieving our goal of an efficiency ratio in the low-50's. We have reached the first milestone by breaking through the 60 percent level, reducing our efficiency ratio to 58.1 percent for the fourth quarter and 59.8 percent for the year." Grundhofer added, "We also continue to see significant improvements in credit quality, as evidenced by our lower provision for losses, reduced net charge-offs and a

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

First Bank System Reports 1993 Results
January 13, 1994
Page 4



declining level of nonperforming assets. With our integration efforts largely behind us, we are now well positioned to leverage our technology with growth in our core businesses."

     Reported net income for 1993 was $298 million ($2.39 per share), after merger-related charges of $50 million ($0.44 per share), on an after-tax basis, recorded in the second quarter in connection with the acquisition of Colorado National Bankshares (CNB). Reported net income for 1992 was $311.8 million ($2.67 per share), including income related to the cumulative effect of changes in accounting principles of $157.3 million ($1.49 per share) and merger-related charges of $81.8 million ($0.78 per share), on an after-tax basis.

     Results for 1993 and 1992 have been restated to reflect the acquisition of CNB on May 28, 1993, which was accounted for using the pooling-of-interests method. Earnings for 1993 include the results of BSI, which was acquired on December 31, 1992 and accounted for using the purchase method.

     In September of 1993, First Bank System announced that it had agreed to purchase Boulevard Bancorp, Inc. of Chicago, a commercial bank holding company with $1.7 billion in assets and $1.2 billion in deposits. In December of 1993, First Bank System announced agreements to purchase two additional institutions. First Financial Investors, Inc. is the holding company of St. Louis Bank for Savings, FSB, of Duluth, Minnesota, with $200 million in assets; and United Bank of Bismarck is located in North Dakota, with $123 million in assets. The three acquisitions are expected to close late in the first quarter or early in the second quarter of 1994. In January of 1994, First Bank System announced that it has agreed to purchase the domestic corporate trust business of J.P. Morgan & Co., Inc.; this transaction is expected to close late in the second quarter of 1994.

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

First Bank System Reports 1993 Results
January 13, 1994
Page 5




INCOME STATEMENT HIGHLIGHTS
- ---------------------------------------------------------------------------------------------------------
(Taxable-equivalent basis, $ in millions)         4Q       4Q    PERCENT                       PERCENT
                                                 1993     1992   CHANGE      1993     1992     CHANGE
                                             ------------------------------------------------------------
Net interest income                             $293.3   $263.3    11.4    $1,150.6  $1,017.8    13.0
Provision for credit losses*                      27.0     39.3   (31.3)      125.2     169.8   (26.3)
Noninterest income                               145.9    137.1     6.4       569.6     535.7     6.3
Noninterest expense*                             255.3    258.6    (1.3)    1,028.3   1,003.9     2.4
                                             ------------------            ------------------

Income before taxes                              156.9    102.5    53.1       566.7     379.8    49.2
Taxable-equivalent adjustment                      3.7      4.4   (15.9)       17.7      22.7   (22.0)
Income taxes**                                    57.3     33.4    71.6       201.0     120.8    66.4
                                             ------------------            ------------------
Income before merger-related charges and
   cumulative effect of accounting changes        95.9     64.7    48.2       348.0     236.3    47.3
Merger-related charges and cumulative effect
   of accounting changes (after-tax)                --    (81.8)     nm       (50.0)     75.5      nm
                                             ------------------            ------------------

Net income                                       $95.9   ($17.1)     nm      $298.0    $311.8    (4.4)
                                             ------------------            ------------------
                                             ------------------            ------------------
Net interest margin (%)                           5.00     4.91                5.07      4.85
Efficiency ratio (%) *                            58.1     64.6                59.8      64.7

 *  excluding merger-related charges

**  excluding merger-related tax benefits

     Fourth quarter net interest income on a taxable-equivalent basis was $293.3 million, an increase of $30 million, or 11.4 percent, from the fourth quarter of 1992. The improvement in net interest income reflects increases in average earning assets of $1.9 billion, or 9.1 percent, and average noninterest-bearing deposits of $2.2 billion, or 41.8 percent. Average earning assets totaled $23.27 billion in the fourth quarter of 1993, compared with $21.34 billion in the fourth quarter of 1992. Average loans for the same periods totaled $18.8 billion and $16.3 billion, respectively. Approximately one-third of the increase in loans and one-half of the increase in noninterest-bearing deposits during the fourth quarter, as compared with the same period in 1992, were attributable to cyclical activity in the Company's portfolio of secured loans to mortgage banking firms and related escrow balances. In the last half of 1993, this portfolio included a $700 million low margin extension of credit, which is fully secured by short-term U.S. Treasury securities and is expected to be outstanding until the third quarter of 1994.

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

First Bank System Reports 1993 Results
January 13, 1994
Page 6


     Net interest income on a taxable-equivalent basis was $1.15 billion for 1993, an increase of $132.8 million, or 13 percent, from last year. The improvement in net interest income reflects increases in average earning assets of $1.7 billion, or 8.2 percent, and average noninterest-bearing deposits of $1.6 billion, or 33.4 percent. Average earning assets totaled $22.7 billion in 1993, compared with $21.0 billion in 1992. Average loans totaled $17.8 billion in 1993, compared with $16.3 billion in 1992. About one-fourth of the increase in loans and one-third of the increase in noninterest-bearing deposits during the year were attributable to mortgage banking lending activities.

     The net interest margin on a taxable-equivalent basis was 5.00 percent in the fourth quarter of 1993, an increase of 9 basis points from 4.91 percent for the fourth quarter of 1992. Net interest margin on a taxable-equivalent basis for the year was 5.07 percent in 1993, an increase of 22 basis points from 4.85 percent for 1992. The improvements in net interest margin from 1992 resulted generally from decreased funding costs.



NONINTEREST INCOME
- ---------------------------------------------------------------------------------------------------------
($ in millions)                                   4Q       4Q    PERCENT                       PERCENT
                                                 1993     1992   CHANGE      1993      1992    CHANGE
                                             ------------------------------------------------------------
Trust fees                                       $37.5    $32.2    16.5      $146.1    $127.8    14.3
Service charges                                   28.4     27.6     2.9       115.3     108.4     6.4
Credit card fees                                  37.5     31.9    17.6       137.1     116.9    17.3
Insurance commissions                              5.3      6.6   (19.7)       20.9      27.3   (23.4)
Trading account profits                            2.2      2.6   (15.4)       10.1      10.5    (3.8)
Investment securities gains                         --      0.1  (100.0)        0.3       1.9   (84.2)
Other                                             35.0     36.1    (3.0)      139.8     142.9    (2.2)
                                             ------------------            ------------------

Total noninterest income                        $145.9   $137.1     6.4      $569.6    $535.7     6.3
                                             ------------------            ------------------
                                             ------------------            ------------------



     Fourth quarter noninterest income was $145.9 million, an increase of $8.8 million, or 6.4 percent, from the same quarter of 1992. For the year, noninterest income was $569.6 million, an increase of $33.9 million, or 6.3 percent, from 1992. The increase for both periods resulted

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

First Bank System Reports 1993 Results
January 13, 1994
Page 7



generally from higher credit card and trust fees. Trust fees, service charges and credit card fees for the quarter increased $11.7 million, or 12.8 percent, from the fourth quarter of 1992, and fees for the year increased $45.4 million, or 12.9 percent, from 1992. Trust fees in 1993 reflect income from the corporate trust business units purchased from Bankers Trust Company of California in July of 1992 and U.S. Bancorp in March of 1993. Most of the increase in credit card fees, for the quarter and the year, is attributable to higher volumes for the Company's Corporate Card product. Insurance commissions were lower in 1993 than in 1992 as a result of the sale of the Montana and Twin Cities Metro insurance agencies in the fourth quarter of 1992 and first quarter of 1993, respectively. The 2.2 percent decline in other noninterest income for the year reflects approximately $28 million in net charges related to the accelerated amortization of mortgage loan servicing rights due to prepayments in the Company's mortgage servicing portfolio, partially offset by $11 million in one-time gains from the sale of assets.


NONINTEREST EXPENSE
- ---------------------------------------------------------------------------------------------------------
($ in millions)                                   4Q       4Q    PERCENT                       PERCENT
                                                 1993     1992   CHANGE      1993     1992     CHANGE
                                             ------------------------------------------------------------
Salaries                                         $95.0   $101.6    (6.5)     $389.1    $388.7     0.1
Employee benefits                                 19.6     20.1    (2.5)       86.3      85.5     0.9
Net occupancy                                     22.8     21.8     4.6        93.4      87.9     6.3
Furniture and equipment                           19.2     17.5     9.7        72.7      67.2     8.2
FDIC insurance                                    11.5     10.4    10.6        46.4      42.2    10.0
Professional services                             10.7     10.5     1.9        36.7      38.7    (5.2)
Other real estate*                                (0.1)    27.3      nm         2.2      41.2   (94.7)
Amortization of goodwill and intangibles           7.7      6.0    28.3        30.6      25.2    21.4
Merger, integration and restructuring               --     84.0  (100.0)       72.2      84.0   (14.0)
Other                                             68.9     69.8    (1.3)      270.9     253.7     6.8
                                             ------------------            ------------------

Total noninterest expense                       $255.3   $369.0   (30.8)   $1,100.5  $1,114.3    (1.2)
                                             ------------------            ------------------
                                             ------------------            ------------------
Total noninterest expense, excluding
   merger-related charges                       $255.3   $258.6    (1.3)   $1,028.3  $1,003.9     2.4

                                             ------------------            ------------------
                                             ------------------            ------------------

 *  Includes merger-related charges of $26.4 million for the quarter and year ended December 31, 1992.

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

First Bank System Reports 1993 Results
January 13, 1994
Page 8



     Fourth quarter noninterest expense was lower by $3.3 million, or 1.3 percent, than in the fourth quarter of 1992, excluding merger-related charges. Compared with noninterest expense for the fourth quarter of 1992, including the operations of BSI on a pro forma basis and excluding merger-related charges, noninterest expense for the quarter declined by $28.3 million, or 10 percent. Excluding merger-related charges, noninterest expense for 1993 was $1.03 billion, an increase of $24.4 million, or 2.4 percent, over the same period of 1992. Compared with noninterest expense for 1992, including the operations of BSI on a pro forma basis and excluding merger-related charges, noninterest expense for the year declined $76.7 million, or 6.9 percent. Generally, the decrease in expenses for the year reflects success in integrating recent acquisitions.

     Total salaries and benefits expense for the fourth quarter decreased by $7.1 million, or 5.8 percent, from that of the fourth quarter of 1992. Salaries and benefits expense for the year was essentially unchanged from that of 1992. Fourth quarter and full year net occupancy and equipment expense increased over the same periods in 1992 by $2.7 million, or 6.9 percent, and $11 million, or
7.1 percent, respectively, because of costs associated with acquisitions and recent investments in technology. The premium expense on FDIC insurance was higher in both periods in 1993 than in 1992 because of generally higher deposit levels. Amortization of goodwill and intangibles was higher in 1993 than in 1992 due to the acquisition, on a purchase basis, of BSI and the corporate trust units.

     Fourth quarter provision for credit losses was lower by $12.3 million than in the fourth quarter of 1992, excluding $13.6 million in 1992 merger-related charges. For the year, the provision for credit losses decreased by $44.6 million, or 26.3 percent, from 1992, excluding merger-related charges. Fourth quarter net charge-offs totaled $31 million, compared with $58.3 million in the fourth quarter of 1992. Commercial and consumer loans net charge-offs for the quarter were lower than in the fourth quarter of 1992 by $21.8 million, or 73.6 percent, and $5.5 million, or 19.2 percent, respectively. For the year, net charge-offs totaled $150 million during

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

First Bank System Reports 1993 Results
January 13, 1994
Page 9



1993, down from $203.1 million for 1992. Total commercial loan net charge-offs for 1993 were lower by $25.7 million, or 28.7 percent, than for the same period of 1992. Net charge-offs for consumer loans in 1993 were down by $27.4 million, or 24.1 percent, from 1992. The lower provisions and net charge-offs for the quarter and the year resulted from improved credit quality.



ALLOWANCE FOR CREDIT LOSSES
- -------------------------------------------------------------------------------
($ in millions)
                                        4Q        4Q
                                       1993      1992        1993      1992
                                    -------------------   -------------------
Balance, beginning of period           $427.2    $413.9      $448.0    $426.9

Net charge-offs (recoveries)
   Commercial                             7.8      29.6        63.9      89.6
   Consumer                              23.2      28.7        86.1     113.5
                                    -------------------   -------------------
   Total                                 31.0      58.3       150.0     203.1

Provision for credit losses*             27.0      52.9       125.2     183.4
Asset acquisition additions                --      39.5          --      40.8
                                    -------------------   -------------------

Balance, end of period                 $423.2    $448.0      $423.2    $448.0
                                    -------------------   -------------------
                                    -------------------   -------------------

Net charge-offs to average loans (%)     0.65      1.42        0.84      1.25
Allowance for credit losses to
   period-end loans (%)                  2.25      2.62

 * Includes merger-related charges of $13.6 million for the quarter and year ended December 31, 1992.

     The allowance for credit losses was $423.2 million at December 31, 1993, down from $427.2 million at September 30, 1993 and $448 million at December 31, 1992. The ratio of allowance for credit losses to nonperforming loans continues to indicate strong reserve coverage, increasing to 269 percent at the end of the year, compared with 233 percent at the end of third quarter and 179 percent at the end of 1992.

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

First Bank System Reports 1993 Results
January 13, 1994
Page 10




ASSET QUALITY
- ---------------------------------------------------------------------------------------------
($ in millions)
                                            DEC 31    SEP 30    JUN 30    MAR 31    DEC 31
                                             1993      1993      1993      1993      1992
                                         ----------------------------------------------------
Nonperforming loans
  Commercial and financial                   $43.1     $52.2     $66.8     $74.3     $84.2
  HLTs                                        20.1      27.4      67.2      56.7      64.4
  Commercial real estate                      39.1      41.6      55.2      68.3      67.8
  Consumer                                    55.3      62.3      37.5      38.6      33.8
                                         ----------------------------------------------------
  Total                                      157.6     183.5     226.7     237.9     250.2


Other real estate                             67.4      81.1      99.4     133.1     158.2
Other nonperforming assets                     1.0       2.2       2.4       3.4       3.7
                                         ----------------------------------------------------

Total nonperforming assets                  $226.0    $266.8    $328.5    $374.4    $412.1
                                         ----------------------------------------------------
                                         ----------------------------------------------------

Accruing loans 90 days past due              $31.2     $32.1     $25.1     $28.4     $30.2
                                         ----------------------------------------------------
                                         ----------------------------------------------------

Allowance to nonperforming loans (%)           269       233       192       186       179
Allowance to nonperforming assets (%)          187       160       132       118       109
Nonperforming assets to loans
   plus ORE (%)                               1.20      1.43      1.82      2.20      2.39


     Nonperforming assets at December 31, 1993 totaled $226 million, down by $40.8 million, or 15.3 percent, from the end of third quarter, and by $186.1 million, or 45.2 percent, from the total at December 31, 1992. The ratio of nonperforming assets to loans and other real estate improved to 1.20 percent at December 31, 1993, from 1.43 percent at September 30, 1993 and 2.39 percent at December 31, 1992.

     During the fourth quarter of 1993, nonperforming loans decreased $25.9 million, or 14.1 percent and other real estate decreased $13.7 million, or 16.9 percent, generally the result of repayments of loans and sales of properties.

     A significant change in the balance of nonperforming assets at December 31, 1993, as compared with the end of 1992, occurred in other real estate, which was down $90.8 million, or 57.4 percent, principally due to sales of properties. Nonperforming HLT loans decreased primarily because one large loan, placed on nonaccrual in December of 1992, was paid in full in the third quarter of 1993. The increase in nonperforming consumer loans during the year resulted

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

First Bank System Reports 1993 Results
January 13, 1994
Page 11



from the purchase in the third quarter of 1993 of $25.7 million of delinquent residential mortgages in connection with a sale of mortgage loan servicing rights. These loans are supported by government-sponsored mortgage insurance.

     On December 31, 1993, First Bank System adopted Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which requires that investments in debt and equity securities be classified into one of three categories, trading, held-to-maturity, or available-for-sale. At year-end 1993, the entire investment portfolio was classified as available for sale, which requires that the securities be accounted for at their current market value with unrealized holding gains or losses reported as a component of shareholders' equity. The related after-tax unrealized gain included in shareholders' equity at December 31, 1993 was $34 million; the adoption of SFAS 115 had no effect on 1993 earnings.

     Capital ratios at December 31, 1993 reflect the impact of recent share repurchases. At year-end 1993, the common-equity-to-assets ratio was 7.5 percent, slightly below the ratio of 7.7 percent at the end of third quarter, but above the bank peer group average of 7.3 percent at September 30, 1993, as well as the Company's ratio of 7.3 percent at December 31, 1992. Shareholders' equity-to-assets at December 31, 1993 was 8.5 percent, compared with 8.8 percent at the end of third quarter, 8.7 percent at the end of 1992 and a peer group average of 7.9 percent at September 30, 1993.


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

First Bank System Reports 1993 Results
January 13, 1994
Page 12




CAPITAL POSITION
- ---------------------------------------------------------------------------------------------
(Percent)
                                            DEC 31    SEP 30    JUN 30    MAR 31    DEC 31
                                             1993      1993      1993      1993      1992
                                         ----------------------------------------------------
Common equity to assets                        7.5       7.7       7.6       7.7       7.3
Tangible common equity to assets               6.9       7.1       7.0       7.1       6.7
Total shareholders' equity to assets           8.5       8.8       9.1       9.2       8.7

Tier 1 capital ratio                           9.2       9.5       9.5       9.8       9.5
Total capital ratio                           13.3      13.9      13.0      12.9      12.6
Leverage ratio                                 7.6       8.0       8.1       8.2       7.8


     During 1993, First Bank System announced plans to repurchase up to $275 million of its common stock, including all of the approximately 6.5 million shares to be issued in the acquisition of Boulevard Bancorp. At December 31, 1993, $187.1 million in common stock had been repurchased.


     In September of 1993, First Bank System announced intentions to repurchase $125 million of its preferred stock. During the fourth quarter of 1993, the entire $100 million outstanding amount of the Adjustable Rate Cumulative Preferred Stock, Series 1983A, was redeemed and an additional $15.2 million of Preferred Stock Series 1991A and 1989B was repurchased. The remaining $9.8 million of preferred stock may be repurchased from time to time.

     First Bank System is a regional bank holding company headquartered in Minneapolis. The Company provides complete financial services to individuals and institutions through 9 banks and other financial companies with more than 200 offices, primarily in Minnesota, Colorado, Montana, North Dakota, South Dakota and Wisconsin.

                                       ###

First Bank System, Inc. and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

                                                                                  Year Ended
                                                                          --------------------------
(In Millions, Except Per-Share Data)                                      December 31    December 31
(Unaudited)                                                                      1993           1992
- ----------------------------------------------------------------------------------------------------
INTEREST INCOME
Loans                                                                        $1,398.6       $1,418.8
Investment securities:
  Taxable                                                                       218.2          186.4
  Exempt from federal income taxes                                               14.6           12.0
Trading account                                                                   4.6            6.4
Federal funds sold and resale agreements                                         23.7           46.2
Deposits with banks                                                               2.1           11.5
- ----------------------------------------------------------------------------------------------------
     Total Interest Income                                                    1,661.8        1,681.3

INTEREST EXPENSE
Deposits                                                                        423.7          568.7
Federal funds purchased and repurchase agreements                                31.8           37.1
Other short-term funds borrowed                                                  19.0           14.3
Long-term debt                                                                   54.4           66.1
- ----------------------------------------------------------------------------------------------------
     Total Interest Expense                                                     528.9          686.2
- ----------------------------------------------------------------------------------------------------
NET INTEREST INCOME                                                           1,132.9          995.1
Provision for credit losses (in 4Q 92, includes $13.6
  merger-related)                                                               125.2          183.4
- ----------------------------------------------------------------------------------------------------
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES                         1,007.7          811.7

NONINTEREST INCOME
Trust fees                                                                      146.1          127.8
Service charges on deposit accounts                                             115.3          108.4
Credit card fees                                                                137.1          116.9
Insurance commissions                                                            20.9           27.3
Trading account profits and commissions                                          10.1           10.5
Investment securities gains                                                       0.3            1.9
Other                                                                           139.8          142.9
- ----------------------------------------------------------------------------------------------------
     Total Noninterest Income                                                   569.6          535.7

NONINTEREST EXPENSE
Salaries                                                                        389.1          388.7
Employee benefits                                                                86.3           85.5
Net occupancy                                                                    93.4           87.9
Furniture and equipment                                                          72.7           67.2
FDIC insurance                                                                   46.4           42.2
Professional services                                                            36.7           38.7
Other real estate (in 4Q 92, includes $26.4 merger-related)                       2.2           41.2
Data processing                                                                  27.0           28.3
Other personnel costs                                                            27.5           20.2
Amortization of goodwill and other intangible assets                             30.6           25.2
Merger, integration and restructuring                                            72.2           84.0
Other                                                                           216.4          205.2
- ----------------------------------------------------------------------------------------------------
     Total Noninterest Expense                                                1,100.5        1,114.3
- ----------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE INCOME TAXES AND CUMULATIVE EFFECT
  OF CHANGES IN ACCOUNTING PRINCIPLES                                           476.8          233.1
Applicable income taxes (credit)                                                178.8           78.6
- ----------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGES IN
  ACCOUNTING PRINCIPLES                                                         298.0          154.5
Cumulative effect of changes in accounting principles                              --          157.3
- ----------------------------------------------------------------------------------------------------
NET INCOME (LOSS)                                                              $298.0         $311.8
- ----------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------
NET INCOME (LOSS) APPLICABLE TO COMMON EQUITY                                  $270.2         $281.6

- ----------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------


EARNINGS (LOSS) PER COMMON SHARE:

Primary average common and common equivalent shares                       113,075,429    105,361,022
Primary income (loss) before cumulative effect of
  changes in accounting principles                                              $2.39          $1.18
Cumulative effect of changes in accounting principles                              --           1.49
- ----------------------------------------------------------------------------------------------------
Primary net income (loss)                                                       $2.39          $2.67
- ----------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------
Fully diluted average common and common equivalent shares                 116,794,358    109,671,248
Fully diluted income (loss) before cumulative effect of
  changes in accounting principles                                              $2.38          $1.21
Cumulative effect of changes in accounting principles                              --           1.43
- ----------------------------------------------------------------------------------------------------
Fully diluted net income (loss)                                                 $2.38          $2.64
- ----------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------



First Bank System, Inc. and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

                                                                                        Three Months Ended
                                                           -----------------------------------------------------------------------
(In Millions, Except Per-Share Data)                       December 31   September 30        June 30       March 31    December 31
(Unaudited)                                                       1993           1993           1993           1993           1992
- ----------------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Loans                                                           $352.6         $353.9         $348.6         $343.5         $342.0
Investment securities:
  Taxable                                                         46.9           52.9           58.4           60.0           48.7
  Exempt from federal income taxes                                 4.7            3.2            3.3            3.4            2.2
Trading account                                                    1.1            1.3            1.2            1.0            1.2
Federal funds sold and resale agreements                           5.7            3.5            5.9            8.6           10.5
Deposits with banks                                                 --            0.1             --            2.0            2.8
- ----------------------------------------------------------------------------------------------------------------------------------
     Total Interest Income                                       411.0          414.9          417.4          418.5          407.4

INTEREST EXPENSE
Deposits                                                          94.0          102.1          107.0          120.6          116.2
Federal funds purchased and repurchase agreements                  7.6            9.0            7.5            7.7           12.3
Other short-term funds borrowed                                    4.9            5.1            5.1            3.9            5.1
Long-term debt                                                    14.9           13.4           13.0           13.1           14.9
- ----------------------------------------------------------------------------------------------------------------------------------
     Total Interest Expense                                      121.4          129.6          132.6          145.3          148.5
- ----------------------------------------------------------------------------------------------------------------------------------
NET INTEREST INCOME                                              289.6          285.3          284.8          273.2          258.9
Provision for credit losses (in 4Q 92, includes $13.6
  merger-related)                                                 27.0           27.0           33.1           38.1           52.9
- ----------------------------------------------------------------------------------------------------------------------------------
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES            262.6          258.3          251.7          235.1          206.0

NONINTEREST INCOME
Trust fees                                                        37.5           36.6           36.5           35.5           32.2
Service charges on deposit accounts                               28.4           28.6           28.0           30.3           27.6
Credit card fees                                                  37.5           36.6           34.5           28.5           31.9
Insurance commissions                                              5.3            5.8            4.5            5.3            6.6
Trading account profits and commissions                            2.2            2.4            2.9            2.6            2.6
Investment securities gains                                         --             --             --            0.3            0.1
Other                                                             35.0           32.0           34.1           38.7           36.1
- ----------------------------------------------------------------------------------------------------------------------------------
     Total Noninterest Income                                    145.9          142.0          140.5          141.2          137.1

NONINTEREST EXPENSE
Salaries                                                          95.0           97.3           97.3           99.5          101.6
Employee benefits                                                 19.6           20.0           21.9           24.8           20.1
Net occupancy                                                     22.8           22.8           23.2           24.6           21.8
Furniture and equipment                                           19.2           17.8           18.5           17.2           17.5
FDIC insurance                                                    11.5           11.4           11.7           11.8           10.4
Professional services                                             10.7            9.1            8.6            8.3           10.5
Other real estate (in 4Q 92, includes $26.4 merger-related)       (0.1)           2.2            0.9           (0.8)          27.3
Data processing                                                    4.7            5.8            8.4            8.1            6.5
Other personnel costs                                              8.5            7.2            6.6            5.2            5.6
Amortization of goodwill and other intangible assets               7.7            7.7            7.7            7.5            6.0
Merger, integration and restructuring                               --             --           72.2             --           84.0
Other                                                             55.7           54.4           55.0           51.3           57.7
- ----------------------------------------------------------------------------------------------------------------------------------
     Total Noninterest Expense                                   255.3          255.7          332.0          257.5          369.0
- ----------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE INCOME TAXES AND CUMULATIVE EFFECT
  OF CHANGES IN ACCOUNTING PRINCIPLES                            153.2          144.6           60.2          118.8          (25.9)
Applicable income taxes (credit)                                  57.3           53.5           26.7           41.3           (8.8)
- ----------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGES IN
  ACCOUNTING PRINCIPLES                                           95.9           91.1           33.5           77.5          (17.1)
Cumulative effect of changes in accounting principles               --             --             --             --             --
- ----------------------------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS)                                                $95.9          $91.1          $33.5          $77.5         ($17.1)
- ----------------------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS) APPLICABLE TO COMMON EQUITY                    $90.4          $83.7          $26.1          $70.0         ($24.5)
- ----------------------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------------------


EARNINGS (LOSS) PER COMMON SHARE:

Primary average common and common equivalent shares        111,278,886    113,721,471    113,392,157    113,982,746    106,169,880
Primary income (loss) before cumulative effect of
  changes in accounting principles                               $0.81          $0.74          $0.23          $0.61         ($0.23)
Cumulative effect of changes in accounting principles               --             --             --             --             --
- ----------------------------------------------------------------------------------------------------------------------------------
Primary net income (loss)                                        $0.81          $0.74          $0.23          $0.61         ($0.23)
- ----------------------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------------------
Fully diluted average common and common equivalent shares  114,983,271    117,818,585    113,471,564    118,084,115    106,810,042
Fully diluted income (loss) before cumulative effect of
  changes in accounting principles                               $0.80          $0.73          $0.23          $0.61         ($0.23)
Cumulative effect of changes in accounting principles               --             --             --             --             --
- ----------------------------------------------------------------------------------------------------------------------------------
Fully diluted net income (loss)                                  $0.80          $0.73          $0.23          $0.61         ($0.23)
- ----------------------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------------------


First Bank System, Inc. and Subsidiaries
CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEET



                                                     December 31    September 30    June 30     March 31    December 31
(In Millions, Unaudited)                                    1993            1993       1993         1993           1992
- -----------------------------------------------------------------------------------------------------------------------

ASSETS
Investment securities:
  U.S. Treasury                                          $ 1,664         $ 1,754    $ 1,849      $ 1,820        $ 1,689
  State & political subdivisions                             170             179        186          186            146
  Mortgage-backed securities, U.S. agencies and other      1,686           1,829      1,980        1,953          1,363
- -----------------------------------------------------------------------------------------------------------------------
     Total Investment Securities                           3,520           3,762      4,015        3,959          3,198
Securities held for sale                                      47             176        243          164             24
Trading account securities                                   125             139        108           97            106
Deposits with banks                                           --               1         --          229            300
Federal funds sold and
  resale agreements                                          759             444        797        1,133          1,400
Loans:
  Commercial                                               5,874           5,611      5,600        5,516          5,285
  Financial institutions                                   2,131           1,893      1,191          906          1,166
  Agricultural                                               157             223        200          212            190
  Real Estate:
     Commercial mortgage                                   1,501           1,495      1,535        1,509          1,505
     Construction                                            205             199        199          224            224
  Consumer:
     Residential                                           3,710           3,538      3,445        3,231          2,957
     Credit card                                           1,707           1,763      1,727        1,738          1,726
     Other                                                 3,343           3,261      3,157        3,103          3,062
  Lease financing                                            191             205        238          246            194
- -----------------------------------------------------------------------------------------------------------------------
     Total Loans                                          18,819          18,188     17,292       16,685         16,309
  Allowance for credit losses                                437             442        448          460            455
- -----------------------------------------------------------------------------------------------------------------------
     Net Loans                                            18,382          17,746     16,844       16,225         15,854
- -----------------------------------------------------------------------------------------------------------------------
       TOTAL EARNING ASSETS*                              23,270          22,710     22,455       22,267         21,337
Cash and due from banks                                    1,889           1,710      1,701        1,570          1,568
Other assets                                               1,544           1,576      1,639        1,676          1,569
- -----------------------------------------------------------------------------------------------------------------------
     Total Assets                                        $26,266         $25,554    $25,347      $25,053        $24,019
- -----------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY

  Noninterest-bearing deposits                           $ 7,505         $ 6,585    $ 6,272      $ 5,277        $ 5,291
  Interest-bearing deposits:
     Interest checking                                     2,517           2,438      2,428        2,410          2,248
     Money market accounts                                 3,948           3,949      3,874        3,944          3,862
     Other savings accounts                                1,357           1,365      1,447        1,479          1,172
     Savings certificates                                  4,488           4,744      5,049        5,567          5,114
     Certificates over $100,000                            1,115           1,167      1,214        1,239          1,312
- -----------------------------------------------------------------------------------------------------------------------
       TOTAL INTEREST-BEARING DEPOSITS                    13,425          13,663     14,012       14,639         13,708
Short-term borrowings                                      1,270           1,367      1,192        1,206          1,229
Long-term debt                                             1,072             916        847          817            881
- -----------------------------------------------------------------------------------------------------------------------
       TOTAL INTEREST-BEARING LIABILITIES                 15,767          15,946     16,051       16,662         15,818
Other liabilities                                            769             682        696          799            739
Preferred equity                                             268             367        379          379            379
Common equity                                              1,957           1,974      1,949        1,936          1,792
- -----------------------------------------------------------------------------------------------------------------------
  Total Liabilities and
    Shareholders' Equity                                 $26,266         $25,554    $25,347      $25,053        $24,019
- -----------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------

* Before deducting the allowance for credit losses.

First Bank System, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEET


December 31 (In Millions, Except Shares)                                                           1993          1992
- -----------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks                                                                          $1,682        $1,916
Federal funds sold                                                                                1,032         1,498
Securities purchased under agreements to resell                                                     306           212
Interest-bearing deposits with banks                                                                 --           327
Trading account securities                                                                           55            94
Available-for-sale securities                                                                     3,319           284
Held-to-maturity securities (market value: $3,955)                                                   --         3,912
Loans                                                                                            18,779        17,076
  Less: allowance for credit losses                                                                 423           448
- -----------------------------------------------------------------------------------------------------------------------
  Net Loans                                                                                      18,356        16,628
Bank premises and equipment                                                                         382           414
Interest receivable                                                                                 129           148
Customers' liability on acceptances                                                                 186           183
Other assets                                                                                        938         1,009
- -----------------------------------------------------------------------------------------------------------------------
      TOTAL ASSETS                                                                              $26,385       $26,625
- -----------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
  Noninterest-bearing                                                                            $7,489        $6,011
  Interest-bearing                                                                               13,542        15,177
- -----------------------------------------------------------------------------------------------------------------------
    Total Deposits                                                                               21,031        21,188
Federal funds purchased                                                                             553           674
Securities sold under agreements to repurchase                                                      369           448
Other short-term funds borrowed                                                                     412           328
Long-term debt                                                                                    1,015           822
Acceptances outstanding                                                                             186           183
Other liabilities                                                                                   574           664
- -----------------------------------------------------------------------------------------------------------------------
      Total Liabilities                                                                          24,140        24,307
Shareholders' Equity
  Preferred stock                                                                                   266           379
  Common stock, par value $1.25 a share-authorized 150,000,000 shares;
    issued: 1993-114,793,547 shares; 1992-113,450,425 shares                                        144           141
  Capital surplus                                                                                   676           658
  Retained earnings                                                                               1,328         1,140
  Less cost of common stock in treasury: 1993-5,391,883 shares                                     (169)           --
- -----------------------------------------------------------------------------------------------------------------------
      Total Shareholders' Equity                                                                  2,245         2,318
- -----------------------------------------------------------------------------------------------------------------------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                                $26,385       $26,625
- -----------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------


First Bank System, Inc. and Subsidiaries
SUPPLEMENTAL FINANCIAL DATA
(Dollars in Millions, Except Per Share Data)


                                           December 31    September 30       June 30       March 31    December 31
                                                  1993            1993          1993           1993           1992
                                           -----------    ------------       -------       --------    -----------

Loan Portfolio:
  Commercial and Financial                     $ 8,180         $ 8,057       $ 7,437        $ 6,905        $ 6,807
  HLTs                                             183             134           209            230            284
  Commercial Real Estate                         1,726           1,731         1,699          1,741          1,773
  Consumer                                       8,690           8,646         8,619          8,042          8,212
                                                ------          ------        ------         ------         ------

    Total Loans                                $18,779         $18,568       $17,964        $16,918        $17,076



Ending Common Shares Outstanding           109,401,664     113,233,763   113,054,767    112,242,896    113,450,425

Book Value per Common Share                     $18.09          $17.72        $17.25         $17.29         $17.09


Intangibles:
Goodwill                                          $168            $170          $173           $174           $175
Other Intangibles                                  156             153           181            185            188
                                                ------          ------        ------         ------         ------
     Total Intangibles                            $324            $323          $354           $359           $363


                                                                 Three Months Ended
                                           -----------------------------------------------------------------------
                                           December 31    September 30       June 30       March 31    December 31
                                                  1993            1993          1993           1993           1992
                                           -----------    ------------       -------       --------    -----------

Net Interest Income*                            $293.3          $289.6        $289.5         $278.2         $263.3

Net Interest Margin*                              5.00%           5.06%         5.17%          5.07%          4.91%

Efficiency Ratio                                  58.1%           59.2%         60.4%**        61.4%          64.6%**

Interest Yield on Average Loans                   7.48%           7.78%         8.16%          8.43%          8.42%

Rate Paid on Average Interest Bearing Lia         3.05%           3.22%         3.31%          3.54%          3.73%

Return on Average Assets                          1.45%           1.41%         1.32%**        1.25%          1.07%**

Return on Average Common Equity                   18.3%           16.8%         15.7%**        14.7%          12.7%**

Preferred Dividends                               $5.5            $7.4          $7.4           $7.5           $7.4


*     On a taxable-equivalent basis
**   Excluding merger-related charges

